Exhibit 10.1

AMENDMENT TO TRW AUTOMOTIVE INC.
JOHN C. PLANT 2009 SUPPLEMENTAL RETIREMENT PLAN

This Amendment (the “Amendment”), by and between TRW Automotive Inc. (the “Employer”) and John C. Plant (the “Participant”), is dated as of November       , 2012.  Any capitalized terms used herein without definition have the meanings assigned to such terms under the TRW Automotive Inc. John C. Plan 2009 Supplemental Retirement Plan dated as of January 1, 2009 (the “Plan”).

WHEREAS, the Employer and the Participant wish to amend the formula under the Plan for the calculation of the Participant’s Accrued Benefit as applied to benefit accruals since December 31, 2010;

NOW, THEREFORE, the Employer and the Participant hereby agree as follows:

1.                                      The defined term “Accrued Benefit” under Section 2.01(a) of the Plan is hereby amended to read as follows:

Accrued Benefit means:

For determinations as of a date that is on or prior to the Normal Vesting Date:

the lump sum that is Actuarially Equivalent at the determination date to (i) the annual life annuity defined by the formula set forth under (1) and (2) below, adjusted by (ii) the lump sum amounts described under (3) through (6) below:

(1)         1.5% of Earnings, multiplied by years and months of Pensionable Employment prior to January 1, 2013;  less

(2)         0.4% of Covered Compensation at the determination date, multiplied by years and months of Pensionable Employment prior to January 1, 2013; plus

(3)         the OASDI/Medicare payroll and related taxes gross-up amount, as described in Section 6.02; less

(4)         the aggregate amount paid to the Participant (or returned to the Employer) from the Employee Trust on the Employee Trust Payment Date (exclusive of any tax adjustment payments pursuant to the Employment Agreement); less

(5)         $18,326,074; less

(6)         the lump sum Actuarial Equivalent of any incremental benefit accruals to the Participant under the UK Scheme after December 31, 2008.

For determinations as of a date after the Normal Vesting Date:

the lump sum that is Actuarially Equivalent at the determination date to (i) the annual life annuity defined by the formula set forth under (7), (8), (9), and (10) below, adjusted by (ii) the lump sum amount described under (11) below:

(7)         1.5% of Earnings, multiplied by years and months of Pensionable Employment prior to January 1, 2013;  less

(8)         0.4% of Covered Compensation at the determination date, multiplied by years and months of Pensionable Employment prior to January 1, 2013; plus

(9)         1.33% of Earnings multiplied by years and months of Pensionable Employment after December 31, 2012; less

(10)                                      the annual life annuity determined at the Normal Vesting Date under (1) and (2) above; plus

(11)                                      the excess of (i) the OASDI/Medicare payroll and related taxes gross-up amount, as described in Section 6.02, applied to the amount determined under (7), (8), and (9) above over (ii) the OASDI/Medicare payroll and related taxes gross-up amount, as described in Section 6.02, applied to the amount determined under (10) above.

An example of how the Accrued Benefit is calculated is illustrated in Exhibit A hereto.

2.                                      The defined term “Actuarially Equivalent (or Actuarial Equivalent)” under Section 2.01(b) of the Plan is hereby amended to read as follows:

Actuarially Equivalent (or Actuarial Equivalent) means having the same actuarial present value at the relevant determination date as determined under the following assumptions:

Mortality:  Rates as described in IRS Revenue Ruling 2007-67 (as such rates may be updated from time to time).

Interest: 30-year Treasury rate as published for November 2008 (4.0%).

3.                                      Exhibit A to the Plan is hereby replaced in its entirety with a new Exhibit A in the form attached hereto.

4.                                      Except as stated herein, the terms of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first set forth above.

TRW AUTOMOTIVE INC.

By:
Name:
Title:

PARTICIPANT

John C. Plant

Exhibit A

The following example is hypothetical and intended to illustrate Plan arithmetic.  Actual benefits under the Plan will depend on the timing and circumstances of Mr. Plant’s retirement, and on his compensation history at that date.  The illustration is based on the assumption that Mr. Plant’s Base Salary will increase at a rate approximating 5% per year, and that the Annual Bonus earned in any year after 2011 will equal 225% of that year’s Base Pay.

	Normal Vesting Date under Plan Provisions		12/31/2010
	Assumed date of retirement		12/31/2015
	Age at assumed retirement date		62.42
	Calculate accrued annual gross formula benefit at age 62.42
	Base Salary for prior year (2015)	$2,307,125
	Annual Bonus in prior year (2015)	$5,191,031
	Annual Bonus in second prior year (2014)	$4,943,840
	Annual Bonus in third prior year (2013)	$4,708,418
	Annual Bonus in fourth prior year (2012)	$4,484,207
	Annual Bonus in fifth prior year (2011)	$5,143,500
	Annual Bonus in sixth prior year (2010)	$4,537,500
	Annual Bonus in seventh prior year (2009)	$4,200,000
	Annual Bonus in eighth prior year (2008)	$2,520,000
	Earnings to apply in gross benefit formula		$7,303,822
	Years of Pensionable Employment at age 62.42		38
a	Annual formula benefit determined at date of retirement (1)		$4,114,497
b	Annual formula benefit determined at Normal Vesting Date (1),(2)		$2,899,780
c	Additional formula benefit earned through the date of retirement, after the Normal Vesting Date (= a - b)		$1,214,717
d	Present value at age 62.42, of $1 per year payable for life commencing at that age, based on assumptions specified in Plan document (3),(4)		14.5729
e	Lump sum value upon retirement at age 62.42 (= c x d)		$17,702,004

(1) Annual formula benefits describe a single life annuity, payable for the participant’s lifetime

(2) The annual formula benefit as of the Normal Vesting Date was effectively settled by required payment of a lump sum at that date.

(3) According to the Plan, lump sum values are determined using a 4.0% interest rate, and mortality rates published annually by the IRS for use in determining lump sums under tax-qualified pension plans.  The present value factor shown uses projections of future published mortality rates, and includes a provision for the Medicare tax adjustment prescribed by the Plan.

(4) Including estimated provision of 2.6% for Medicare tax gross-up, as required by the Plan.